SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 20, 2002

Date of Report (date of earliest event reported) KOMAG, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware	0-16852	94-2914864

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer

incorporation or organization)		Identification No.)

1710 Automation Parkway

San Jose, California 95131

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 576-2000

N/A

(Former name or former address, if changed since last report)

Item 5.     Other Events.

         Komag, Incorporated issued a press release on June 19, 2002, announcing that it plans to close Komag Materials Technology, Inc. (“KMT”), a wholly-owned subsidiary located in Santa Rosa, California. At the same time the company reported that it expects sales for the second quarter of 2002 will be lower than the amount reported in the first quarter of 2002 as a result of recent market softness. The press release is filed as Exhibit 99.1 hereto.

Item 7.     Financial Statements and Exhibits.

                  (a) Not applicable.

                  (b) Not applicable.

                  (c) Exhibits.

                           99.1 Text of press release dated June 19, 2002.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Komag, Incorporated,

a Delaware corporation

Dated: June 20, 2002	By: /S/ Thian Hoo Tan

Thian Hoo Tan

Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of press release dated June 19, 2002.